Exhibit 10.2.3

NOTICE OF EXERCISE

Biodesix, Inc. 2970 Wilderness Place Suite 100 Boulder, CO 80301	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

Promissory note delivered herewith:	$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Amended and Restated 2006 Employee, Director and Consultant Stock Plan and Option Agreement, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen

(15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

1.

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least ninety days

(90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company (i) during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), and (ii) the 90- day period following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed 34 days after the expiration of the 90-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

BIODESIX, INC.

VOTING AGREEMENT

Counterpart Signature Page

Reference is hereby made to that certain Sixth Amended and Restated Voting Agreement, dated as of April 12, 2017, by and among Biodesix, Inc. (the “Company”) and each of the parties listed on the signature pages thereto, as such agreement may be amended from time to time (the “Voting Agreement”).

By execution of this Counterpart Signature Page to the Voting Agreement, the undersigned hereby: (a) acknowledges receipt of a copy of the Voting Agreement; and (b) agrees to become a party to, be bound by and obtain the benefit of the rights and restrictions of the Voting Agreement as an “Investor” under the Voting Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Counterpart Signature Page as of the      day of                 , 20    .

INVESTOR: